                                                                    EXHIBIT 10.1

                                REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT



                           GMAC COMMERCIAL CREDIT LLC,
                                    AS LENDER


                                      WITH


                                PERFUMANIA, INC.,
                          PERFUMANIA PUERTO RICO, INC.,
                     MAGNIFIQUE PARFUMES AND COSMETICS, INC.
                                       AND
                               TEN KESEF II, INC.,
                                  AS BORROWERS





                                  MAY 12, 2000

                                TABLE OF CONTENTS

I.    DEFINITIONS......................................................................................... 1
      1.1.        ACCOUNTING TERMS........................................................................ 1
      1.2.        GENERAL TERMS........................................................................... 1
      1.3.        UNIFORM COMMERCIAL CODE TERMS...........................................................17
      1.4.        CERTAIN MATTERS OF CONSTRUCTION.........................................................17

II.   ADVANCES, PAYMENTS..................................................................................17
      2.1.        (a)        TOTAL REVOLVING ADVANCES.....................................................17
                  (b)        DISCRETIONARY RIGHTS.........................................................17
                  (c)        INVENTORY SUBLIMITS..........................................................17
      2.2.        PROCEDURE FOR BORROWING ADVANCES........................................................17
      2.3.        DISBURSEMENT OF ADVANCE PROCEEDS........................................................18
      2.4.        REPAYMENT OF ADVANCES...................................................................18
      2.5.        COLLECTION OF RECEIVABLES...............................................................19
      2.6.        REPAYMENT OF EXCESS ADVANCES............................................................21
      2.7.        STATEMENT OF ACCOUNT....................................................................21
      2.8.        LETTERS OF CREDIT.......................................................................21
      2.9.        ISSUANCE OF LETTERS OF CREDIT...........................................................22
      2.10.       REQUIREMENTS FOR ISSUANCE OF LETTERS OF CREDIT..........................................22
      2.11.       ADDITIONAL PAYMENTS.....................................................................23
      2.12.       USE OF PROCEEDS.........................................................................23
      2.13.       JOINT AND SEVERAL LIABILITY.............................................................23

III.  INTEREST AND FEES...................................................................................24
      3.1.        INTEREST................................................................................24
      3.2.        LETTER OF CREDIT FEES...................................................................25
      3.3.        (a)        CLOSING FEE..................................................................25
                  (b)        UNUSED LINE FEE..............................................................25
                  (c)        COLLATERAL EXAMINATION FEE...................................................25
                  (d)        COLLATERAL MONITORING FEE....................................................26
      3.4.        COMPUTATION OF INTEREST AND FEES........................................................26
      3.5.        MAXIMUM CHARGES.........................................................................26
      3.6.        INCREASED COSTS.........................................................................26
      3.7.        BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR................................27
      3.8.        CAPITAL ADEQUACY........................................................................28

IV.   COLLATERAL: GENERAL TERMS...........................................................................28
      4.1.        SECURITY INTEREST IN THE COLLATERAL.....................................................28
      4.2.        PERFECTION OF SECURITY INTEREST.........................................................28
      4.3.        DISPOSITION OF COLLATERAL...............................................................29




                                        i

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
      4.4.        PRESERVATION OF COLLATERAL..............................................................29
      4.5.        OWNERSHIP OF COLLATERAL.................................................................29
      4.6.        DEFENSE OF LENDER'S INTERESTS...........................................................30
      4.7.        BOOKS AND RECORDS.......................................................................30
      4.8.        FINANCIAL DISCLOSURE....................................................................31
      4.9.        COMPLIANCE WITH LAWS....................................................................31
      4.10.       INSPECTION OF PREMISES..................................................................31
      4.11.       INSURANCE...............................................................................31
      4.12.       FAILURE TO PAY INSURANCE................................................................32
      4.13.       PAYMENT OF TAXES........................................................................32
      4.14.       PAYMENT OF LEASEHOLD OBLIGATIONS........................................................33
      4.15.       RECEIVABLES COVENANTS...................................................................33
      4.16.       INVENTORY...............................................................................36
      4.17.       MAINTENANCE OF EQUIPMENT................................................................36
      4.18.       EXCULPATION OF LIABILITY................................................................36
      4.19.       ENVIRONMENTAL MATTERS...................................................................36
      4.20.       FINANCING STATEMENTS....................................................................38

V.    REPRESENTATIONS AND WARRANTIES......................................................................38
      5.1.        AUTHORITY...............................................................................38
      5.2.        FORMATION AND QUALIFICATION.............................................................39
      5.3.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................39
      5.4.        TAX RETURNS.............................................................................39
      5.5.        FINANCIAL STATEMENTS....................................................................39
      5.6.        NAME....................................................................................39
      5.7.        O.S.H.A. AND ENVIRONMENTAL COMPLIANCE...................................................40
      5.8.        SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT.............................40
      5.9.        PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES............................................41
      5.10.       LICENSES AND PERMITS....................................................................42
      5.11.       DEFAULT OF INDEBTEDNESS.................................................................42
      5.12.       NO DEFAULT..............................................................................42
      5.13.       NO BURDENSOME RESTRICTIONS..............................................................42
      5.14.       NO LABOR DISPUTES.......................................................................42
      5.15.       MARGIN REGULATIONS......................................................................42
      5.16.       INVESTMENT COMPANY ACT..................................................................43
      5.17.       DISCLOSURE..............................................................................43
      5.18.       SWAPS...................................................................................43
      5.19.       CONFLICTING AGREEMENTS..................................................................43
      5.20.       APPLICATION OF CERTAIN LAWS AND REGULATIONS.............................................43
      5.21.       BUSINESS AND PROPERTY OF BORROWER.......................................................43
      5.22.       CREDIT CARD AGREEMENTS..................................................................43


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
VI.   AFFIRMATIVE COVENANTS...............................................................................44
      6.1.        PAYMENT OF FEES.........................................................................44
      6.2.        CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS.............................44
      6.3.        VIOLATIONS..............................................................................44
      6.4.        GOVERNMENT RECEIVABLES..................................................................45
      6.5.        TANGIBLE NET WORTH......................................................................45
      6.6.        FIXED CHARGE COVERAGE RATIO.............................................................45
      6.7.        LEVERAGE RATIO..........................................................................45
      6.8.        EXECUTION OF SUPPLEMENTAL INSTRUMENTS...................................................46
      6.9.        PAYMENT OF INDEBTEDNESS.................................................................46
      6.10.       STANDARDS OF FINANCIAL STATEMENTS.......................................................46
      6.11.       YEAR 2000 COMPLIANCE....................................................................46
      6.12.       CREDIT CARD AGREEMENTS..................................................................46
      6.13.       KEY-MAN LIFE INSURANCE..................................................................47

VII.  NEGATIVE COVENANTS..................................................................................47
      7.1.        MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS...................................47
      7.2.        CREATION OF LIENS.......................................................................48
      7.3.        GUARANTEES..............................................................................48
      7.4.        INVESTMENTS.............................................................................48
      7.5.        LOANS...................................................................................48
      7.6.        CAPITAL EXPENDITURES....................................................................48
      7.7.        DIVIDENDS...............................................................................49
      7.8.        INDEBTEDNESS............................................................................49
      7.9.        NATURE OF BUSINESS......................................................................49
      7.10.       TRANSACTIONS WITH AFFILIATES............................................................49
      7.11.       LEASES..................................................................................49
      7.12.       SUBSIDIARIES............................................................................49
      7.13.       FISCAL YEAR AND ACCOUNTING CHANGES......................................................49
      7.14.       PLEDGE OF CREDIT........................................................................49
      7.15.       AMENDMENT OF CERTIFICATE OF INCORPORATION OR BY-LAWS....................................50
      7.16.       COMPLIANCE WITH ERISA...................................................................50
      7.17.       PREPAYMENT OF INDEBTEDNESS..............................................................50
      7.18.       ADDITIONAL BANK ACCOUNTS................................................................50
      7.19.       ADDITIONAL LOANS AND INVESTMENTS BY ORIGINAL OWNER......................................50

VIII. CONDITIONS PRECEDENT................................................................................51
      8.1.        CONDITIONS TO INITIAL ADVANCES..........................................................51
                  (a)        FILINGS, REGISTRATIONS AND RECORDINGS........................................51
                  (b)        PROCEEDINGS OF EACH BORROWER.................................................51
                  (c)        INCUMBENCY CERTIFICATES OF BORROWER..........................................51
                  (d)        CERTIFICATES.................................................................52
                  (e)        GOOD STANDING CERTIFICATES...................................................52
                  (f)        LEGAL OPINIONS...............................................................52


                                       iii

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
                  (g)        NO LITIGATION................................................................52
                  (h)        FINANCIAL CONDITION CERTIFICATES.............................................52
                  (i)        COLLATERAL EXAMINATION.......................................................53
                  (j)        FEES.........................................................................53
                  (k)        PRO FORMA FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION ..............53
                  (l)        OTHER DOCUMENTS..............................................................53
                  (m)        INSURANCE....................................................................53
                  (n)        PAYMENT INSTRUCTIONS.........................................................53
                  (o)        BLOCKED ACCOUNTS.............................................................54
                  (p)        CONSENTS.....................................................................54
                  (q)        NO ADVERSE MATERIAL CHANGE...................................................54
                  (r)        CONTRACT REVIEW..............................................................54
                  (s)        CLOSING CERTIFICATE..........................................................54
                  (t)        BORROWING BASE...............................................................54
                  (u)        UNDRAWN AVAILABILITY.........................................................54
                  (v)        OTHER........................................................................54
                  (w)        CREDIT CARD ACKNOWLEDGMENTS..................................................55
                  (x)        ARMORED CARD COMPANY AGREEMENTS..............................................55
      8.2.        CONDITIONS TO EACH ADVANCE..............................................................55
                  (a)        REPRESENTATIONS AND WARRANTIES...............................................55
                  (b)        NO DEFAULT...................................................................55
                  (c)        MAXIMUM ADVANCES.............................................................55

IX.   INFORMATION AS TO BORROWERS.........................................................................56
      9.1.        DISCLOSURE OF MATERIAL MATTERS..........................................................56
      9.2.        SCHEDULES...............................................................................56
      9.3.        ENVIRONMENTAL REPORTS...................................................................56
      9.4.        LITIGATION..............................................................................57
      9.5.        MATERIAL OCCURRENCES....................................................................57
      9.6.        GOVERNMENT RECEIVABLES..................................................................57
      9.7.        ANNUAL FINANCIAL STATEMENTS.............................................................57
      9.8.        MONTHLY FINANCIAL STATEMENTS............................................................58
      9.9.        OTHER REPORTS...........................................................................58
      9.10.       ADDITIONAL INFORMATION..................................................................58
      9.11.       PROJECTED OPERATING BUDGET..............................................................58
      9.12.       NOTICE OF SUITS, ADVERSE EVENTS.........................................................59
      9.13.       ERISA NOTICES AND REQUESTS..............................................................59
      9.14.       ADDITIONAL DOCUMENTS....................................................................60

X.    EVENTS OF DEFAULT...................................................................................60






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
XI.   LENDER'S REMEDIES AFTER DEFAULT.....................................................................62
      11.1.       RIGHTS AND REMEDIES.....................................................................62
      11.2.       LENDER'S DISCRETION.....................................................................63
      11.3.       SETOFF..................................................................................63
      11.4.       RIGHTS AND REMEDIES NOT EXCLUSIVE.......................................................63

XII.  WAIVERS AND JUDICIAL PROCEEDINGS....................................................................63
      12.1.       WAIVER OF NOTICE........................................................................63
      12.2.       DELAY...................................................................................63
      12.3.       JURY TRIAL WAIVER.......................................................................63

XIII. EFFECTIVE DATE AND TERMINATION......................................................................64
      13.1.       TERM....................................................................................64
      13.2.       TERMINATION.............................................................................64

XIV.  INTERRELATED BUSINESSES; BORROWING AGENCY...........................................................65
      14.1.       INTERRELATED BUSINESSES.................................................................65
      14.2.       BORROWING AGENCY PROVISIONS.............................................................65
      14.3.       WAIVER OF SUBROGATION...................................................................66

XV.   MISCELLANEOUS.......................................................................................66
      15.1.       GOVERNING LAW...........................................................................66
      15.2.       ENTIRE UNDERSTANDING....................................................................66
      15.3.       SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.....................................67
      15.4.       APPLICATION OF PAYMENTS.................................................................67
      15.5.       INDEMNITY...............................................................................68
      15.6.       NOTICE..................................................................................68
      15.8.       SEVERABILITY............................................................................69
      15.9.       EXPENSES................................................................................69
      15.10.      INJUNCTIVE RELIEF.......................................................................69
      15.11.      CONSEQUENTIAL DAMAGES...................................................................69
      15.12.      CAPTIONS................................................................................69
      15.13.      COUNTERPARTS; TELECOPIED SIGNATURES.....................................................69
      15.14.      CONSTRUCTION............................................................................70



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                                REVOLVING CREDIT
                                       AND
                               SECURITY AGREEMENT


      Revolving Credit and Security Agreement dated as of May 12, 2000 (this "Agreement") by and among PERFUMANIA, INC., a corporation organized under the laws of the State of Florida ("Perfumania"), TEN KESEF II, INC., a corporation organized under the laws of the State of Florida ("Ten Kesef"), PERFUMANIA PUERTO RICO, INC., a corporation organized under the laws of the Commonwealth of Puerto Rico ("Perfumania-Puerto Rico"), and MAGNIFIQUE PARFUMES AND COSMETICS, INC., a corporation organized under the laws of the State of Florida ("Magnifique"; and together with Perfumania, Ten Kesef and Perfumania-Puerto Rico, each individually, a "Borrower" and collectively, the "Borrowers"), and GMAC COMMERCIAL CREDIT LLC ("Lender"), a limited liability company formed under the laws of the State of New York.

      IN CONSIDERATION of the mutual covenants and undertakings herein contained, each of the Borrowers and Lender hereby agree as follows:

I.    DEFINITIONS.

      1.1. ACCOUNTING TERMS. As used in this Agreement or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP, PROVIDED, HOWEVER, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrowers.

      1.2. GENERAL TERMS. For purposes of this Agreement the following terms shall have the following meanings:

           "ACCOUNTANTS" shall have the meaning set forth in Section 9.7 hereof.

           "ADVANCES" shall mean and include the Revolving Advances and Letters of Credit.

           "ADVANCE RATES" shall have the meaning as set forth in the definition of "Formula Amount" below.



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           "AFFILIATE" of any Person shall mean (a) any Person (other than a
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

           "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus one half of one percent (1/2%).

           "ARMORED CAR COMPANIES" shall mean collectively, Dunbar Armored, Inc. and Safe & Sound Armed Courier, Inc. and their respective successors and assigns or any other armored car service selected by a Borrower after the date hereof after prior written notice to Lender and reasonably acceptable to Lender.

           "APPLICABLE MARGIN FOR DOMESTIC RATE LOANS" for any given month, (a) for the period commencing on the Closing Date and ending on the last day of the sixth consecutive month following the Closing Date, the Applicable Margin for Domestic Rate Loans shall be 0.0%; and (b) for the period commencing on the first day of the seventh consecutive month following the Closing Date and at all times thereafter for the balance of the Term, if the Borrowers' Leverage Ratio as at the last day of Borrowers' immediately preceding fiscal quarter (as determined from the Borrowers' financial statements most recently delivered in accordance with Section 9.8 hereof), is (i) greater than or equal to 6.0:1, then the Applicable Margin for Domestic Rate Loans for such month shall be 1.00%;
(ii) greater than or equal to 5.5:1 but less than 6.0:1, then the Applicable Margin for Domestic Rate Loans for such month shall be 0.50%; (iii) greater than or equal to 5.0:1 but less than 5.5:1, then the Applicable Margin for Domestic Rate Loans for such month shall be 0.0%; (iv) greater than or equal to 4.5:1 but less than 5.0:1, then the Applicable Margin for Domestic Rate Loans for such month shall be (0.25%); (v) greater than or equal to 3.5:1 but less than 4.5:1, then the Applicable Margin for Domestic Rate Loans for such month shall be (0.50%); and (vi) less than 3.5:1, then the Applicable Margin for Domestic Rate Loans for such month shall be (0.75%).

           "APPLICABLE MARGIN FOR EURODOLLAR RATE LOANS" shall mean, for any given month, (a) for the period commencing on the Closing Date and ending on the last day of the sixth consecutive month following the Closing Date, the Applicable Margin for Eurodollar Rate Loans shall be 2.5%; and (b) for the period commencing on the first day of the seventh consecutive month following the Closing Date and at all times thereafter for the balance of the Term, if the Borrower's Leverage Ratio as at the last day of Borrower's immediately preceding fiscal quarter (as determined from the Borrower's financial statements most recently delivered in accordance with Section 9.8 hereof), is (i) greater than or equal to 6.0:1, then the Applicable Margin for Eurodollar Rate Loans for such month shall be 3.50%; (ii) greater than or equal to 5.5:1 but less than 6.0:1, then the


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Applicable Margin for Eurodollar Rate Loans for such month shall be 3.00%; (iii)
greater than or equal to 5.0:1 but less than 5.5:1, then the Applicable Margin for Eurodollar Rate Loans for such month shall be 2.50%; (iv) greater than or equal to 4.5:1 but less than 5.0:1, then the Applicable Margin for Eurodollar Rate Loans for such month shall be 2.25%; (v) greater than or equal to 3.5:1 but less than 4.5:1, then the Applicable Margin for Eurodollar Rate Loans for such month shall be 2.0%; and (vi) less than 3.5:1, then the Applicable Margin for Eurodollar rate Loans for such month shall be 1.75%.

           "AUTHORITY" shall have the meaning set forth in Section 4.19(d) hereof.

           "BANK" shall mean The Bank of New York, and its successors and assigns.

           "BLOCKED ACCOUNT" shall have the meaning set forth in Section 2.5(a)(ii) hereof.

           "BORROWER" and "BORROWERS" shall have the respective meanings set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of each such Person.

           "BORROWING AGENT" shall mean Perfumania and its permitted successors and assigns.

           "BUSINESS DAY" shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close.

           "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 ET SEQ.

           "CHANGE OF CONTROL"shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of any Borrower to a Person who is not an Original Owner or (b) any merger or consolidation of or with any Borrower or sale of all or substantially all of the property or assets of any Borrower, except that the merger of any Borrower with any other Borrower or an Original Owner shall not be deemed to be a Change of Control. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of any Borrower or (y) to direct or cause the direction of the management and policies of any Borrower by contract or otherwise.

           "CHANGE OF OWNERSHIP" shall mean (a) fifty percent (50%) or more of the common stock of any Borrower is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of any Borrower held by any of the Original Owners is convertible or for which any such shares of the capital stock of any Borrower or of any other Person may be exchanged and any shares of common stock issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) a Person who is either an Original Owner or an Affiliate of an Original Owner or
(b) any merger, consolidation or sale of substantially all of the property or assets of any Borrower, except that the merger of any Borrower with any other Borrower shall not be deemed to be a Change of Ownership.

           "CHARGES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Borrower or any of any Borrower's Affiliates or Subsidiaries.

           "CLOSING DATE" shall mean the date hereof or such other date as may be agreed to in writing by the parties hereto.

           "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

           "COLLATERAL" shall mean and include, with respect to each Borrower:

                      (a) all Receivables;

                      (b) all Equipment;

                      (c) all General Intangibles;

                      (d) all Inventory;

                      (e) all Leasehold Interests;

                      (f) all of such Borrower's right, title and interest in and to (i) its goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of such Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by such Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which such Borrower has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and such Borrower;

                      (g) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (whether owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e) or (f) of this Paragraph; and

                      (h) all proceeds and products of (a), (b), (c), (d), (e),
(f) and (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

           "COLLECTION PERIOD" shall have the meaning set forth in Section 2.5(b) hereof.

           "CONSENTS" shall mean, with respect to each Borrower, all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on such Borrower's business, including, without limitation, any consents required under all applicable federal, state or other applicable law.

           "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

           "COST" shall mean, as to the Inventory as of any date, the cost of such Inventory as of such date, determined on a first-in-first-out basis in accordance with GAAP.

           "CREDIT CARD ACKNOWLEDGMENTS" shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Lender acknowledging Lender's first priority security interest in the monies due and to become due to any Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

           "CREDIT CARD AGREEMENTS" shall mean all agreements now or hereafter entered into by any Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on
Schedule 5.22 hereto.

           "CREDIT CARD ISSUER" shall mean any person (other than a Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

           "CREDIT CARD PROCESSOR" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of any Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer (including, but not limited to Citicorp Credit Services, Inc.)

           "CREDIT CARD RECEIVABLES" shall mean collectively, (a) all present and future rights of each Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of each Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

           "CUSTOMER" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with a Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

           "DEFAULT" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

           "DEFAULT RATE" shall mean (a) with respect to Revolving Advances, a rate equal to two percent (2%) per annum in excess of the Revolving Interest Rate or the Overadvance Rate, as the case may be, and (b) with respect to Letters of Credit, a rate equal to two percent per annum in excess of the Letter of Credit Fees.

           "DOCUMENTS" shall have the meaning set forth in Section 8.1(b) hereof.

           "DOLLARS" and the sign "$" shall mean lawful money of the United States of America.

           "DOMESTIC RATE LOAN" shall mean any Revolving Advance that bears interest based upon the Alternate Base Rate.

           "EBITDA" shall mean for any given period for Borrowers on a consolidated basis (a) net income (or loss) determined in accordance with GAAP LESS all extraordinary gains PLUS (b) cash payments of taxes, PLUS (c) cash payments of interest expense PLUS (d) depreciation and amortization and other non-cash expenses during such period.

           "ELIGIBLE INVENTORY"shall mean Inventory located in the United States of America or the Commonwealth of Puerto Rico consisting of finished goods held for resale in the ordinary course of the business of Borrowers that are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) packaging and shipping materials; (b) supplies used or consumed in Borrowers' business; (c) Inventory at premises other than those owned, leased and/or controlled by a Borrower, (d) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement including Permitted Encumbrances; (e) bill and hold goods; (f) unserviceable, obsolete or slow moving Inventory; (g) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (h) damaged and/or defective Inventory (i) returned Inventory that is not held for resale; (j) Inventory to be returned to vendors; (k) Inventory subject to deposits made by customers for sales of Inventory that has not been delivered; (l) Inventory held after the applicable expiration date thereof; (m) samples; and (n) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in its sole and absolute discretion.

           "ENVIRONMENTAL COMPLAINT" shall have the meaning set forth in Section 4.19(c) hereof.

           "ENVIRONMENTAL LAWS" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

           "EQUIPMENT" shall mean and include, with respect to each Borrower, all of such Borrower's goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

           "EURODOLLAR RATE" shall mean the average thirty (30) day rate at which eurodollar deposits for one month are offered in the interbank eurodollar market as reported from time to time in the Wall Street Journal, computed and averaged monthly.

           "EURODOLLAR RATE LOAN" shall mean any Advance at any time that bears interest based upon the Eurodollar Rate.

           "EVENT OF DEFAULT" shall mean the occurrence of any of the events set forth in Article X hereof.

           "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next immediately preceding Business
Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

           "FIXED CHARGE COVERAGE RATIO" shall mean as at the end of each quarter, determined on a consolidated basis, the ratio for any given computation period of (a) EBITDA to (b) the sum of (i) the interest expense (including all imputed interest on capital lease obligations of Borrowers) plus (ii) the aggregate amount of all scheduled debt repayments (including all imputed principal payments on capital lease obligations of Borrowers but excluding all Revolving Credit Advances) plus (iii) cash taxes paid by the Borrowers, plus
(iv) unfinanced capital expenditures, in all cases for such quarter.

           "FORMULA AMOUNT" shall mean, as of any date of determination by Lender, from time to time, an amount equal to the sum of:

           (i) sixty percent (60%), subject to the provisions of Section 2.1(c) hereof ("Retail Inventory Advance Rate") of the Value of Eligible Inventory consisting of Retail Inventory (except that Lender shall have the right, at its option in its good faith credit judgment, to adjust the lending formula set forth herein to an amount equal to the lesser of (x) sixty (60%) percent and (y) a percent equal to five (5%) percent less than the Net Recovery Cost Percentage of such Retail Inventory); PLUS

           (ii) forty percent (40%), subject to the provisions of Section 2.1(c) hereof ("Wholesale Inventory Advance Rate"; and together with the Retail Inventory Advance Rates, collectively, the "Advance Rates") of the Value of Eligible

           Inventory consisting of Wholesale Inventory (except that Lender shall have the right, at its option in its good faith credit judgment, to adjust the lending formula set forth herein to an amount equal to the lesser of (x) forty (40%) percent and (y) a percent equal to five (5%) percent less than the Net Recovery Cost Percentage of such Wholesale Inventory); MINUS

           (iii) the aggregate amount of outstanding Letters of Credit; MINUS

           (iv) Reserves.

           "FUNDED DEBT" shall mean for Borrowers on a consolidated basis, liabilities for borrowed money, including without limitation, undrawn or unreimbursed Letters of Credit (to the extent such Letters of Credit are not specifically secured one hundred percent (100%) by cash or cash equivalents) and capitalized lease obligations, but excluding all liabilities for borrowed money subordinated to the Obligations of Borrower to Lender hereunder.

           "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

           "GENERAL INTANGIBLES" shall mean, with respect to each Borrower, all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, and all other intangible property of every kind and nature (other than Receivables).

           "GOVERNMENTAL BODY" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

           "GUARANTOR" shall mean E Com Ventures, Inc. and any other Person that at any time executes a Guaranty.

           "GUARANTY" shall mean, individually and collectively, each guaranty of the obligations of Borrowers executed by a Guarantor in favor of Lender.

           "HAZARDOUS DISCHARGE" shall have the meaning set forth in Section 4.19(d) hereof.

           "HAZARDOUS SUBSTANCE" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

           "HAZARDOUS WASTES" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

           "INDEBTEDNESS" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

           "INVENTORY" shall mean and include, with respect to each Borrower, all of such Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, goods described in invoices, documents, credit card sales drafts, credit card sales slips or charge slips or receipts or other forms as store receipts and all documents of title or other documents representing them.

           "LEASEHOLD INTERESTS" shall mean all of Borrowers' present and future right, title and interest in and to any leased premises.

           "LENDER" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which is a transferee, successor or assign of Lender.

           "LENDER'S SECURITY INTEREST" or words of similar import shall have the meaning set forth in Section 4.1 hereof.

           "LETTERS OF CREDIT" shall have the meaning set forth in Section 2.8 hereof.

           "LETTER OF CREDIT FEES" shall have the meaning set forth in Section 3.2(a) hereof.

           "LEVERAGE RATIO" shall mean as at the end of each quarter, the ratio, for any given computation period of (a) Funded Debt to (b) EBITDA; EXCEPT THAT, with respect to the calculation of Leverage Ratio for the fiscal quarter ending 7/31/2000, EBITDA shall be increased by $9,281,000 and with respect to the calculation of Leverage Ratio for the fiscal quarter ending 10/31/2000, EBITDA shall be increased by $8,678,000.

           "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

           "MAGNIFIQUE" shall have the meaning set forth in the preamble to this Agreement, together with its permitted successors and assigns.

           "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the applicable Person or Persons taken together along with the other Borrowers, (b) the Borrowers' collective ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the Other Documents.

           "MAXIMUM LOAN AMOUNT" shall mean $40,000,000; except that, upon five
(5) Business Days prior written notice to Lender, PROVIDED THAT, no Default or Event of Default then exists or would exist after giving effect thereto and no Overadvance then exists or would exist after giving effect thereto, Borrowers may permanently reduce the Maximum Loan Amount to $30,000,000.

           "MONTHLY ADVANCES" shall have the meaning set forth in Section 3.1 hereof.

           "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

           "NET RECOVERY COST PERCENTAGE" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a "store closing sale" basis or a "going out of business sale" basis as set forth in the most recent appraisal of Inventory reasonably acceptable to and received by Lender, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal.

           "NET WORTH" at a particular date, shall mean all amounts which would be included under stockholders' equity on a consolidated balance sheet of the Borrowers determined in accordance with GAAP as at such date.

           "OBLIGATIONS" shall mean and include any and all of each Borrower's Indebtedness and/or liabilities to Lender or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Lender and any Borrower and all obligations of each Borrower to Lender to perform acts or refrain from taking any action.

           "ORIGINAL OWNER" shall mean E Com Ventures, Inc.

           "OTHER DOCUMENTS" shall mean the Questionnaire and any and all other agreements, instruments and documents, including, without limitation, notes, additional security agreements, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by a Borrower and/or delivered by or on behalf of a Borrower to Lender in respect of the transactions contemplated by this Agreement.

           "OVERADVANCE" shall have the meaning set forth in Section 3.1 hereof.

           "OVERADVANCE RATE" shall mean a per annum rate equal to one percent (1%) in excess of the applicable Revolving Interest Rate and the Letter of Credit Fees, as the case may be.

           "PAYMENT ACCOUNT" shall have the meaning set forth in Section 2.5(a)(ii) hereof.

           "PAYMENT OFFICE" shall mean initially 1290 Avenue of the Americas, New York, New York; thereafter, such other office of Lender, if any, which it may designate by notice to Borrower to be the Payment Office.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation.

           "PERFUMANIA" shall have the meaning set forth in the preamble to this Agreement, together with its permitted successors and assigns.

           "PERFUMANIA-PUERTO RICO" shall have the meaning set forth in the preamble to this Agreement, together with its permitted successors and assigns.

           "PERMITTED ENCUMBRANCES" shall mean with respect to each Borrower (a) Liens in favor of Lender; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by such Borrower; PROVIDED, THAT, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien, in either case, in excess of the amount reserved by such Borrower, and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Lender has consented to in writing; (d) deposits or pledges of cash to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, utility deposits and other obligations of like nature arising in the ordinary course of such Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', landlord's, materialmen's or other like Liens arising in the ordinary course of such Borrower's business with respect to obligations which are not due or which are being contested in good faith by such Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of such Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) Liens or rights of setoff or credit balances of any Borrower with Credit Card Issuers, but not Liens on or rights of setoff against any other property or assets of any Borrower pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of any Borrower to the Credit Card Issuers as a result of fees and chargebacks; and (i) Liens disclosed on SCHEDULE 1.2.

           "PERSON" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

           "PLAN" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of any Borrower or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

           "PREPAYMENT DATE" shall have the meaning set forth in Section 13.1 hereof.

           "PRIME RATE" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

           "PRO FORMA BALANCE SHEET" shall have the meaning set forth in Section 5.5(a) hereof.

           "PRO FORMA FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 5.5(b) hereof.

           "PROJECTIONS" shall have the meaning set forth in Section 5.5(b) hereof.

           "PURCHASING LENDER" shall have the meaning set forth in Section 15.3(b) hereof.

           "QUESTIONNAIRE" shall mean each of the Questionnaires and the responses thereto provided by each of the Borrowers and delivered to Lender.

           "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 ET seq., as same may be amended from time to time.

           "REAL PROPERTY" shall mean, with respect to each Borrower, all of such Borrower's right, title and interest in and to its owned and leased premises.

           "RECEIVABLES" shall mean and include, with respect to each Borrower, all of such Borrower's accounts, contract rights, instruments (including those evidencing indebtedness among such Borrower and its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder, and including without limitation, all Credit Card Receivables.

           "RELEASES" shall have the meaning set forth in Section 5.7(c)(i) hereof.

           "RENT RESERVE" shall mean (a) prior to the occurrence of a Default, $350,000, and (b) after the occurrence of a Default and during its continuance, $350,000 plus all past due rental payments, services charges and other amounts due to the owners and lessors of any real property leased by Borrowers.

           "REPORTABLE EVENT" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

           "RESERVES" shall mean all Obligations then chargeable to any account of Borrowers, as well as Obligations which may, in Lender's sole discretion, be chargeable to Borrowers' account thereafter, in each case, without duplication, by reason of or in connection with any of the following: steamship guarantees; airway releases; to adjust for audit/examination of Borrowers' accounts(s) or for any documentation correction; and such additional reserves as Lender in its sole discretion, exercised in good faith, deems appropriate. In addition to and not in limitation of the foregoing, Reserves shall include, in Lender's sole discretion, with respect to Borrowers (a) to reflect events, conditions or contingencies that, as determined by Lender in it sole discretion, adversely affect or would adversely affect the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrowers to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (d) to reflect inventory shrinkage, or
(e) to reflect amounts due or to become due in respect of sales, use and/or withholding taxes, PROVIDED, THAT, a Reserve pursuant to this clause (e) will only be established if (i) Undrawn Availability (without giving effect to any reserve for such amounts) shall be less than $500,000 or (ii) Default or an Event of Default shall exist or have occurred and be continuing, or (f) the Rent Reserve or (g) to reflect amounts owing by Borrowers to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements.

           "RETAIL INVENTORY" shall mean all finished goods Inventory to be sold by Borrowers at a retail store location owned or leased by Borrowers.

           "RETAIL VALUE" shall mean, as of any date with respect to Retail Inventory, the then current retail sales price of such Inventory as of such date, net of markdowns from the original retail sales price or ticketed sales price with respect thereto.

           "REVOLVING ADVANCES" shall mean Advances made hereunder other than Letters of Credit.

           "REVOLVING INTEREST RATE" shall mean a per annum interest rate on all Revolving Advances equal to as applicable: (a) with respect to Domestic Rate Loans, the sum of the Alternate Base Rate plus the Applicable Margin for Domestic Rate Loans, or (b) with respect to Eurodollar Rate Loans, the sum of the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Loans.

           "SUBSIDIARY" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

           "TANGIBLE NET WORTH" shall mean for Borrowers on a consolidated basis, at a particular date, (a) the aggregate amount of all assets of Borrowers as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrowers.

           "TERM" shall mean the Closing Date through May 12, 2003, as same may be extended in accordance with the provisions of Section 13.1 hereof.

           "TERMINATION EVENT" shall mean with respect to each Borrower: (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of such Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or
(b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of such Borrower or any member of the Controlled Group from a Multiemployer Plan.

           "TOXIC SUBSTANCE" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act
(TSCA), 15 U.S.C. ss.ss. 2601 ET SEQ., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

           "TRANSACTIONS" shall have the meaning set forth in Section 5.5(a) hereof.

           "TRANSFEREE" shall have the meaning set forth in Section 15.3(b) hereof.

           "UNDRAWN AVAILABILITY" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Loan Amount, MINUS (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to Borrowers' trade creditors which are in excess of sixty (60) days past due.

           "VALUE" shall mean, as determined by Lender, with respect to Inventory, the lower of (a) Cost or (b) market value.

           "WHOLESALE INVENTORY" shall mean all finished goods Inventory of Borrowers, other than Retail Inventory.

           "WHOLESALE VALUE" shall mean, as of any date with respect to Wholesale Inventory, the then current wholesale sales price of such Inventory as of such date, net of markdowns from the original wholesale sales price or ticketed sales price with respect thereto.

           "YEAR 2000 COMPLIANT" shall mean the ability of the software and other processing capabilities of Borrowers to correctly interpret and manipulate all data, in whatever form including printed form, screen displays, financial records, calculations and data, so that (i) successful transition to the year 2000 using the correct date has occurred and will continue without human intervention, (ii) correct results have been and will continue to be produced in forward or backward date calculations spanning century boundaries, and there shall be no errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates, and (iii) all regulatory guidelines regarding the change of the century and year 2000 compliance are complied with.


      1.3. UNIFORM COMMERCIAL CODE TERMS. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

      1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and VICE VERSA. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All references to "Borrower" or "Borrowers" shall mean each of them individually, all of them collectively, and jointly and severally.


II.   ADVANCES, PAYMENTS.

      2.1. (a) TOTAL REVOLVING ADVANCES. Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 2.1(b) and
Section 2.1(c), Lender may make Revolving Advances to Borrowers in aggregate amounts outstanding at any time not greater than the lesser of (x) the Maximum Loan Amount less the aggregate undrawn amount of outstanding Letters of Credit, and (y) the Formula Amount.

           (b) DISCRETIONARY RIGHTS. The Advance Rates and the Reserves may be increased or decreased by Lender at any time and from time to time in the exercise of its good faith credit judgment. Borrowers consent to any such increases or decreases and acknowledge that decreasing the Advance Rates or increasing the Reserves may limit or restrict Advances requested by Borrowers.

           (c) INVENTORY SUBLIMITS. Notwithstanding anything to the contrary set forth herein, Borrowers hereby acknowledge, confirm and agree that (i) the maximum amount of

Wholesale Inventory which may be considered Eligible Inventory for advance purposes hereunder shall not exceed, at any given time, the aggregate amount of $11,000,000; and (ii) with respect to Inventory purchased by any of the Borrowers from Parlux Fragrances, Inc. the maximum amount of such Inventory which may be considered Eligible Inventory for advance purposes hereunder shall not exceed, at any given time, the aggregate amount of $25,000,000.

      2.2. PROCEDURE FOR BORROWING ADVANCES.

           (a) Borrowing Agent, on behalf of Borrowers, may notify Lender prior to 11:00 a.m. on a Business Day of Borrowers' request to incur, on that day, a Revolving Advance hereunder. Such request shall indicate the amount of the requested Revolving Advance. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or any Lender, or with respect to any other Obligation, become due, same shall to the extent not otherwise paid be deemed a request for a Revolving Advance bearing interest at the rate applicable to Domestic Rate Loans as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or any Lender, and such request shall be irrevocable.

           (b) On the Closing Date, all Revolving Advances shall be Domestic Rate Loans. On or prior to the third Business Day prior to the end of a month during the Term, commencing with the month of May, 2000, Borrowing Agent, on behalf of Borrowers, may, in writing, designate to Lender in advance the percentage of the Revolving Advances for the immediately succeeding month which shall constitute Domestic Rate Loans and the percentage of the Revolving Advances which shall constitute Eurodollar Rate Loans. If Borrowing Agent fails to timely make such a designation to Lender for any month, the interest rate designations for such month shall continue to be the interest rate designations as in effect for the immediately preceding month.

           (c) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, and during its continuance, all Eurodollar Rate Loans shall automatically be converted to Domestic Rate Loans, and Borrowers shall have no right to request, and Lender shall thereafter have no obligation to make Eurodollar Rate Loans.

      2.3. DISBURSEMENT OF ADVANCE PROCEEDS. All Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to Borrowers' account on Lender's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lender makes such Revolving Advances, be made available to the Borrowers on the day so requested by way of credit to Borrowers' operating account at The Bank of New York, or such other bank as Borrowing Agent may designate following notification to Lender in federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrowers, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

      2.4. REPAYMENT OF ADVANCES.

           (a) The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

           (b) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Lender at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' account or by making Advances as provided in Section 2.2(a) hereof.

           (c) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

      2.5. COLLECTION OF RECEIVABLES.

           (a) Each Borrower shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 2.5 hereto and after prior written notice to Lender, subject to Section 7.18, such other banks as such Borrower may hereafter select as are acceptable to Lender. The banks set forth on Schedule 2.5 constitute all of the banks with whom such Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a retail store location of such Borrower or otherwise describes the nature of the use of such deposit account by such Borrower.

                  (i) Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of such Borrower on each business day into the deposit accounts of such Borrower used solely for such purpose and identified to each retail store location as set forth on
Schedule 2.5. All such funds deposited into the separate deposit accounts shall be sent by ACH or by wire transfer on a daily basis and all other proceeds of Collateral shall be sent by ACH or by wire transfer, to the Blocked Accounts as provided in Section 2.5(a)(ii) below. Each Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each retail store location of such Borrower are at any time deposited as provided above to send all funds deposited in such account by ACH or by wire transfer on a daily basis to the Blocked Accounts and such banks shall agree in writing to do so. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender.

                  (ii) Each Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are acceptable to Lender (the "Blocked Accounts") into which such Borrower shall promptly either cause all amounts on deposit in its deposit accounts used by each retail store location to be sent as provided in Section 2.5(a)(i) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, all amounts payable to such Borrower from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral. Without in any way limiting the foregoing, each Borrower shall establish and maintain a Blocked Account into which all proceeds from the sale of Wholesale Inventory will be deposited and a Blocked Account into which all proceeds from the sale of Retail Inventory will be deposited. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Each Borrower agrees that all amounts deposited in such Blocked Accounts or other funds received and collected by Lender, whether as proceeds of inventory or other Collateral or otherwise shall be the property of Lender. In the event that no Event of Default exists and is continuing and no Obligations are outstanding, Lender agrees, upon the written request of Borrowing Agent, to deliver to Borrowers, to an account specified in writing by Borrowing Agent, any credit balance in the Payment Account or any other account maintained by Lender for the Borrowers' account.

                  (iii) To the extent any Borrower may elect, at such Borrower's option, to use the Armored Car Companies to pick up and collect cash or other proceeds of sales of Inventory from a retail store location, such Borrower shall deliver to the Armored Car Companies all proceeds from sales of Inventory and other Collateral from such retail store location of such Borrower. Each Borrower electing to use an Armored Car Company shall irrevocably authorize and direct the Armored Car Companies in writing, in form and substance satisfactory to Lender, to remit all such proceeds at any time received by the Armored Car Companies only to the deposit account identified on Schedule 2.5 for such purpose and thereafter to the Blocked Accounts. Such authorization and direction to the Armored Car Companies shall not be rescinded, revoked or modified without the prior written consent of Lender. As of the date hereof, the only Armored Car Companies used by the Borrowers are Safe & Sound Armed Courier, Inc., Loomis, Fargo & Co. and Dunbar Armored, Inc.. Borrowers shall not use any other Armored Car Companies for any purpose, EXCEPT if (A) Lender shall have received not less than ten (10) days' prior written notice of the intention of any such Borrower to use such other Armored Car Companies, (B) Lender shall have received an agreement in writing from such other Armored Car Companies, in form and substance satisfactory to Lender, acknowledging the security interests of Lender in the Collateral, waiving any security interest, lien or other claim to cash and other items delivered by such Borrower to the

Armored Car Company and agreeing to send all cash and other items received by them only to the Blocked Accounts and to otherwise follow the instructions of Lender with respect thereto upon Lender's request, duly authorized, executed and delivered by and other Armored Car Companies, and (C) no Event of Default shall exist or have occurred.

           (b) For purposes of calculating the amount of the Advances available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day. For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account (the "Collection Period") provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day.

           (c) Each Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts, all forms of store receipts or any other payment relating to and/or proceeds of Receivables or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall such cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts or other payments be commingled with any Borrower's own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of each Borrower to reimburse Lender for such amounts pursuant to this Section 2.5 shall survive the termination or non-renewal of this Agreement.

      2.6. REPAYMENT OF EXCESS ADVANCES. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

      2.7. STATEMENT OF ACCOUNT. Lender shall maintain, in accordance with its customary procedures, a loan account in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; PROVIDED, HOWEVER, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender. Each month, Lender shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions among Lender and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lender and Borrowers unless Lender receives a written statement of Borrowers' specific exceptions thereto within forty-five (45) days after such statement is received by Borrowing Agent. The records of Lender with respect to the loan account shall be PRIMA FACIE evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

      2.8. LETTERS OF CREDIT. Subject to the terms and conditions hereof, at the request of Borrowing Agent, Lender shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of Borrowers; PROVIDED, HOWEVER, that Lender will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances PLUS (ii) the outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Maximum Loan Amount or (y) the Formula Amount. Notwithstanding anything to the contrary contained herein, the maximum amount of outstanding Letters of Credit shall not exceed $1,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the applicable Revolving Interest Rate with respect to Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

      2.9. ISSUANCE OF LETTERS OF CREDIT.

           (a) Borrowing Agent on behalf of Borrowers may request Lender to issue or cause the issuance of a Letter of Credit by delivering to Lender at the Payment Office, or at such other address as Lender may elect, Lender's standard form of Letter of Credit and Security Agreement together with Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") completed to the satisfaction of Lender and Bank and, such other certificates, documents and other papers and information as Lender and Bank may reasonably request.

           (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than one year after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

      2.10. REQUIREMENTS FOR ISSUANCE OF LETTERS OF CREDIT.

           (a) In connection with the issuance of any Letter of Credit, each of the Borrowers shall indemnify, save and hold Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender, and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Each of the Borrowers shall be bound by Lender's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for its account, although this interpretation may be different from its own, and, neither Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Lender's gross negligence or willful misconduct or such correspondents' own willful misconduct.

           (b) Borrowing Agent shall authorize and direct any bank which issues a Letter of Credit to name the applicable Borrower as the "Account Party" therein and to deliver to Lender all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance thereunder.

           (c) In connection with all Letters of Credit issued or caused to be issued by Lender under this Agreement, each Borrower hereby appoints Lender, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Lender's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Lender's name, or in the name of Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender's own gross negligence or willful misconduct or its attorney's own willful misconduct. This power, being coupled with an interest, is irrevocable during the Term and as long thereafter as any Letters of Credit remain outstanding.

      2.11. ADDITIONAL PAYMENTS. Any sums expended by Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's account as a Revolving Advance, shall bear interest at the Default Rate applicable to Domestic Rate Loans and shall be added to the Obligations.

      2.12. USE OF PROCEEDS. Borrowers shall apply the proceeds of Advances to
(a) pay fees and expenses relating to this transaction, (b) to refinance Borrowers' existing secured indebtedness as of the Closing Date and (c) to provide for Borrowers' working capital needs.

      2.13. JOINT AND SEVERAL LIABILITY. All Borrowers shall be liable for all amounts due to Lender under this Agreement, regardless of which Borrower actually receives the Advances or Letters of Credit hereunder or the amount of such Advances received or the manner in which Lender accounts for such Advances, Letters of Credit or other extensions of credit on its books and records. The Obligations with respect to Advances made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Advances made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Advances, Letters of Credit or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of
(a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Lender in any proceeding instituted under Title 11 of the United States Code, as amended ("Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of the other Borrowers. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Advances, Letters of Credit or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default and for so long as the same is continuing, Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

III.  INTEREST AND FEES.

      3.1. INTEREST. Interest on Advances shall be payable in arrears on the last day of each month. Interest charges shall be computed on the actual principal of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate and/or the Eurodollar Rate is increased or decreased, the applicable Revolving Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate and/or the Eurodollar Rate, as the case may be, during the time such change or changes remain in effect. In the event that the aggregate outstanding amount of all Advances exceeds the lesser of the Maximum Loan Amount and the Formula Amount for three (3) or more Business Days in any month during the Term (such excess, an "Overadvance"), the average daily balance of all Advances and other amounts charged or chargeable to Borrowers' account for such month shall bear interest at the Overadvance Rate. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Default Rate.

      3.2. LETTER OF CREDIT FEES.

           (a) Borrowers shall pay (i) to Lender, for issuing or causing the issuance of a Letter of Credit, a fee computed at a rate per month of one quarter of one percent (1/4%) on the face amount of any issued Letter of Credit outstanding from time to time ("Letter of Credit Fees"), and (ii) to Bank, Bank's other customary charges payable in connection with Letters of Credit, as the case may be, as in effect from time to time. Such fees and charges shall be payable (i) in the case of any Letter of Credit, on its opening, (ii) in the case of a standby Letter of Credit, (A) monthly thereafter in advance and (B) upon each increase in the outstanding amount thereof, and (iii) in the case of any Letter of Credit that is not a standby Letter of Credit, at the time of each increase in face amount thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

           (b) On or after the occurrence of an Event of Default, Borrowers will, upon Lender's demand, cause cash to be deposited and maintained in an account with Lender, as cash collateral, in an amount equal to outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Lender, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into Lender's possession at any time. Lender will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Lender and each such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral.

Borrowers may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

      3.3. (a) CLOSING FEE. Upon the execution of this Agreement, Borrowers shall pay to Lender a closing fee of$100,000. The closing fee shall be fully earned as of the Closing Date and shall not be subject to refund, rebate or proration for any reason whatsoever.

           (b) UNUSED LINE FEE. If, for any month during the Term, the average daily unpaid balance of the Advances for Borrowers for each day of such month does not equal the Maximum Loan Amount, then Borrowers shall pay to Lender a fee at a rate equal to one quarter of one percent (1/4%) per annum on the amount by which the Maximum Loan Amount exceeds such aggregate average daily unpaid balance of the Advances for Borrowers. Such fee shall be payable by Borrowers to Lender in arrears on the last day of each month, shall be fully earned as of the date of payment and shall not be subject to refund, rebate or proration for any reason whatsoever.

           (c) COLLATERAL EXAMINATION FEE. Borrowers shall pay to Lender on the first day of each month following any month in which Lender performs any field examinations, collateral analysis, orderly liquidation analysis or other business analysis (individually and collectively, a "Collateral Examination"), the need and frequency for which is to be determined by Lender, a fee in an amount equal to Lender's per diem charge then in effect per day for each person employed to perform such Collateral Examination plus all costs and disbursements incurred by Lender in the performance of such Collateral Examination (including, without limitation, charges for fees and expenses for outside auditors used by Lender). Notwithstanding anything to the contrary contained in this Section 3.3(c), provided that no Event of Default has occurred, Lender or its agents or representatives shall, at Borrowers' sole cost and expense, review the Inventory not more frequently than monthly and physically monitor the Inventory not more frequently than once per quarter.

           (d) COLLATERAL MONITORING FEE. Commencing on the Closing Date and on the first day of each month thereafter, Borrowers shall pay to Lender monthly in arrears, a collateral monitoring fee in an amount equal to $2,500 per month. The collateral monitoring fee shall be fully earned monthly when due and shall not be subject to refund, rebate or proration for any reason whatsoever.

      3.4. COMPUTATION OF INTEREST AND FEES. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

      3.5. MAXIMUM CHARGES. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate permissible hereto, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

      3.6. INCREASED COSTS. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Lender (for purposes of this Section 3.6, the term "Lender" shall include Lender and any corporation or bank controlling Lender and the office or branch where Lender (as so defined) makes or maintains any Eurodollar Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

           (a) subject Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Lender by the jurisdiction in which it maintains its principal office);

           (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

           (c) impose on Lender or the London interbank Eurodollar market any other condition with respect to this Agreement, any Other Documents;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining its Advances hereunder by an amount that Lender reasonably deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Lender deems to be material, then, in any case Borrowers shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be. Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

      3.7. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. In the event that Lender shall have determined that:

           (a) reasonable means do not exist for ascertaining the Eurodollar Rate; or

           (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding

Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

then Lender shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Lender no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan, or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans, shall be converted into a Domestic Rate Loan, or, if the Borrowing Agent shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lender shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan, or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

      3.8. CAPITAL ADEQUACY.

           (a) In the event that Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 3.8, the term "Lender" shall include Lender and any corporation or bank controlling Lender and the office or branch where Lender (as so defined) makes or maintains any Eurodollar Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder (but not as a general regulatory condition generally applicable to lending institutions) to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrowers shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section
3.8 shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

           (b) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to Section 3.8(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.


IV.   COLLATERAL: GENERAL TERMS

      4.1. SECURITY INTEREST IN THE COLLATERAL. To secure the prompt payment and performance to Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest ("Lender's security interest") and shall cause its financial statements to reflect such security interest.

      4.2. PERFECTION OF SECURITY INTEREST. Each Borrower shall take all action that may be necessary or desirable, or that Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender's security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iii) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, and (iv) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender's security interest under the Uniform Commercial Code or other applicable law. Lender is hereby authorized to file financing statements signed by Lender instead of a Borrower in accordance with Section 9-402(2) of the Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' account as a Revolving Advance and added to the Obligations, or, at Lender's option, shall be paid to Lender immediately upon demand. In addition, Borrowers shall use their good faith efforts to obtain an agreement in writing from the owner and lessor of any real property leased by Borrowers in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory located on such premises, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral.

      4.3. DISPOSITION OF COLLATERAL. Each Borrower will safeguard and protect all Collateral for Lender's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale or disposition of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $250,000 and only to the extent that the proceeds of which are remitted to Lender as a payment in respect of the Advances.

      4.4. PRESERVATION OF COLLATERAL. In addition to the rights and remedies set forth in Section 11.1 hereof, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender's security interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Lender's security interests in the Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) at all times, shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. All of Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' account as a Revolving Advance and added to the Obligations.

      4.5. OWNERSHIP OF COLLATERAL. With respect to the Collateral, at the time the Collateral becomes subject to Lender's security interest: (a) each Borrower, as applicable, shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by a Borrower or delivered to Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of any Borrower that appear on such documents and agreements shall be genuine and any such Borrower shall have full capacity to execute same; and (d) each Borrower's Equipment and Inventory shall be located as set forth on SCHEDULE 4.5 and shall not be removed from such location(s) without the prior written consent of Lender except with respect to the sale of Inventory in the ordinary course of business and the sale or disposition of Equipment to the extent permitted in Section 4.3 hereof.

      4.6. DEFENSE OF LENDER'S INTERESTS. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender's security interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Lender's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Lender's security interests in the Collateral against any and all Persons whatsoever. At any time following the occurrence of an Event of Default, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, each Borrower shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. At any time after the occurrence of an Event of Default, each Borrower shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Lender's trustee, and such Borrower will immediately deliver them to Lender in their original form together with any necessary endorsement.

      4.7. BOOKS AND RECORDS. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants, as shall then be regularly engaged by Borrowers.

      4.8. FINANCIAL DISCLOSURE. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrowers at any time during the Term to exhibit and deliver to Lender copies of any of the Borrowers' financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Lender any information such accountants may have concerning Borrowers' financial status and business operations. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities.

      4.9. COMPLIANCE WITH LAWS. Each Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could have a Material Adverse Effect on the Borrowers taken as a whole. Each Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

      4.10. INSPECTION OF PREMISES. Lender at all times, shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Lender and its agents may enter upon each Borrower's premises at any time during business hours and at any other reasonable time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of each Borrower's business. Without in any way limiting the foregoing, so long as no Default exists, Lender will provide a Borrower with two (2) days prior notice before entering such Borrower's premises for the purposes set forth in this Section 4.10.

      4.11. INSURANCE. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers reasonably acceptable to Lender, each Borrower shall (a) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) maintain life insurance policies in accordance with Section 6.13 below covering the lives of each of Ilia Lekach and Jerome Falic in the face amount of at least $2,500,000 per person, (f) furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), (c) and (e) above, and providing (A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and each Borrower to make payment for such loss to Lender and not to a Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to a Borrower and Lender jointly, Lender may endorse such Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims in excess of $250,000 under insurance coverage referred to in clauses (a), and (b) above. All loss recoveries received by Lender upon any such insurance shall be applied to the Obligations in such order and manner as Lender may determine in its sole discretion.

      4.12. FAILURE TO PAY INSURANCE. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor for such Borrowers' account, and charge Borrowers' account therefor and such expenses so paid shall be part of the Obligations.

      4.13. PAYMENT OF TAXES. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon each such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any Charge by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Lender which Lender may be required to withhold or pay or if any Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender's good faith opinion, may possibly create a valid Lien on the Collateral, Lender may without notice to such Borrower pay the Charges and each Borrower hereby indemnifies and holds Lender harmless in respect thereof. Lender will not pay any Charges to the extent that such Borrower has contested or disputed those Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's security interest in or Lien on the Collateral. The amount of any payment by Lender under this
Section 4.13 shall be charged to the Borrowers' account as a Revolving Advance and added to the Obligations and, until each Borrower shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance payable to Borrowers and Lender shall retain Lender's security interest in any and all Collateral held by Lender.

      4.14. PAYMENT OF LEASEHOLD OBLIGATIONS. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Lender's request, will provide evidence of having done so.

      4.15. RECEIVABLES COVENANTS.

           (a) Each Borrower shall notify Lender promptly of (i) with respect to any Account in excess of $50,000, the assertion of any claims, offsets, defenses or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such persons or any settlement, adjustment or compromise thereof and (ii) all material adverse information relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card Processor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of a Borrower's business in accordance with the current practices of such Borrower as in effect on the date hereof. So long as no Event of Default exists or has occurred and is continuing, each Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, Credit Card Processor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

           (b) Each Borrower shall notify Lender promptly of: (i) any notice of a material default by such Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to such Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and
(iii) the failure of such Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Borrower.

           (c) With respect to each Receivable: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor, except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of a Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) at the time of the creation of each Account, there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

           (d) Lender may, at any time or times that an Event of Default exists or has occurred, (i) notify any or all account debtors, Credit Card Issuers and Credit Card Processors that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, Credit Card Issuers and Credit Card Processors to make payments of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, EXCEPT THAT Lender agrees to apply any amounts received in connection therewith against the Obligations,
(iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof not for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor, Credit Card Issuer or Credit Card Processor shall state that the Receivables due from such account debtor, Credit Card Issuer or Credit Card Processor and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Receivables as Lender may require.

           (e) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Receivable or other Collateral, by mail, telephone, facsimile transmission or otherwise.

           (f) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

           (g) Each Borrower's chief executive office is located at the addresses set forth on SCHEDULE 4.15(C) hereto. Until written notice is given to Lender by Borrowing Agent of any other office at which each Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

           (h) Lender shall have the right to receive, endorse, assign and/or deliver in the name of Lender or each Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Lender's designee as each such Borrower's attorney with power (i) to endorse each Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign each Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign each Borrower's name, as applicable, on all financing statements or any other documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender's security interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of each Borrower's rights and remedies, as applicable, with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign each Borrower's name, as applicable, on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign each Borrower's name, as applicable, on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable during the Term and thereafter while any of the Obligations remain unpaid. Upon the occurrence of an Event of Default, Lender shall have the right at any time to change the address for delivery of mail addressed to any Borrower to such address as Lender may designate and to receive, open and dispose of all mail addressed to any Borrower and Lender agrees to use its best efforts to deliver to Borrowing Agent any mail which does not relate, either directly or indirectly, to the Obligations or the Collateral.

           (i) Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Upon the occurrence of an Event of Default, Lender may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Lender is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting such Borrower's liability hereunder

           (j) No Borrower will, without Lender's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as are customary in each such Borrower's business.

      4.16. INVENTORY. If applicable, all Inventory manufactured by Borrowers has been, and will be, produced by Borrowers in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

      4.17. MAINTENANCE OF EQUIPMENT. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. No Borrower shall have the right to sell Equipment except to the extent set forth in Section 4.3 hereof.

      4.18. EXCULPATION OF LIABILITY. Nothing herein contained shall be construed to constitute Lender as any Borrower's agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender, whether by anything herein or in any assignment or otherwise, shall not assume any Borrower's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

      4.19. ENVIRONMENTAL MATTERS. (a) Borrowers shall ensure that the Real Property remains in compliance with all Environmental Laws and it shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

           (b) Borrowers shall dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their commercially reasonable efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

           (c) In the event Borrowers obtain, give or receive notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receive any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which Borrowers are aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

           (d) Borrowers shall promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Lender until the claim is settled. Borrowers shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender's security interest in the Real Property and the Collateral.

           (e) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrowers shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrowers shall fail to comply with any of the requirements of any Environmental Laws, Lender may, but without the obligation to do so, for the sole purpose of protecting Lender's security interest in
Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties as directed by Lender) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrowers.

           (f) After the occurrence of a Hazardous Discharge, upon the written request of Lender from time to time, Borrowers shall provide Lender, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed $100,000, Lender shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

           (g) Borrowers shall defend and indemnify Lender and hold Lender and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Lender under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property (not to exceed the outstanding amount of the Obligations) as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge or Hazardous Substance resulting from actions on the part of Lender. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

           (h) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to its owned and leased premises.

      4.20. FINANCING STATEMENTS. Except as respects the financing statements filed by Lender and the financing statements described on SCHEDULE 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.


V.    REPRESENTATIONS AND WARRANTIES.

      Each Borrower, for itself, represents and warrants as follows:

      5.1. AUTHORITY. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other appli cable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, or other instrument to which Borrower or its property is a party or by which it may be bound.

      5.2. FORMATION AND QUALIFICATION. (a) Borrower is duly organized and in good standing under the laws of the state listed on SCHEDULE 5.2(A) and is qualified to do business and is in good standing in the states listed on
SCHEDULE 5.2(A) which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could have a Material Adverse Effect on Borrower. Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

           (b) The only Subsidiaries of Borrower are listed on Schedule 5.2(B).

      5.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

      5.4. TAX RETURNS. Borrower's federal tax identification number is set forth on SCHEDULE 5.4. Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Except as set forth on Schedule 5.4, all Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute. The provision for taxes on the books of Borrower are adequate in all material respects for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

      5.5. FINANCIAL STATEMENTS. The twelve-month cash flow projections of the Borrowers and projected balance sheet as of the Closing Date, copies of which have been provided to Lender by Borrower under a letter dated the date hereof (the "Projections"),were prepared by the Chief Financial Officer of Borrowers, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' good faith judgment based on present circumstances. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

      5.6. NAME. No Borrower has been known by any other name in the past five years and does not sell Inventory or perform services under any other name except as set forth on SCHEDULE 5.6, nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

      5.7. O.S.H.A. AND ENVIRONMENTAL COMPLIANCE.

           (a) Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance, in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to such Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations which would result in a Material Adverse Effect on the Borrowers taken as a whole.

           (b) Borrowers have been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws other than those that the failure to have obtained would not have a Material Adverse Effect on the Borrowers taken as a whole.

           (c) (i) Except as disclosed in writing to Lender prior to the Closing Date, there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower;
(ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Borrower; (iii) neither the Real Property nor any premises leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Borrower excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrowers or of their tenants.

      5.8. SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT.

           (a) After giving effect to the Transactions, Borrowers, individually and collectively, will be solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) immediately subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

           (b) Except as disclosed in SCHEDULE 5.8(B), no Borrower has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the reasonable likelihood of having a Material Adverse Effect on the Borrowers, taken as a whole, and (ii) liabilities nor indebtedness other than the Obligations.

           (c) No Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could have a Material Adverse Effect on the Borrowers taken as a whole, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

           (d) No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on SCHEDULE 5.8(D) hereto. Except as set forth in SCHEDULE 5.8(D), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Borrower or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower or any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower or any member of the Controlled Group or any fiduciary of, or any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or
Section 4975 of the Code or taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA,
(ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) no Borrower or any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) no Borrower or any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

      5.9. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrowers are set forth on SCHEDULE 5.9, are, to the extent owned by Borrowers, valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in SCHEDULE 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrowers and all trade secrets used by Borrowers consist of original material or property developed by Borrowers or to the Borrowers' knowledge was lawfully acquired by Borrowers from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

      5.10. LICENSES AND PERMITS. Except as set forth in SCHEDULE 5.10, each Borrower will be in compliance with, will have procured and will be in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on Borrowers, taken as a whole.

      5.11. DEFAULT OF INDEBTEDNESS. No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder which default would have a Material Adverse Effect on the Borrowers taken as a whole.

      5.12. NO DEFAULT. No Borrower is in default in the payment or performance of any of its material contractual obligations and no Default has occurred.

      5.13. NO BURDENSOME RESTRICTIONS. No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect on the Borrowers, taken as a whole. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

      5.14. NO LABOR DISPUTES. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on SCHEDULE 5.14 hereto.

      5.15. MARGIN REGULATIONS. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

      5.16. INVESTMENT COMPANY ACT. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

      5.17. DISCLOSURE. No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrowers or which reasonably should be known to Borrowers which Borrowers have not disclosed to Lender in writing with respect to the Transactions which could have a Material Adverse Effect on Borrowers, taken as a whole.

      5.18. SWAPS. No Borrower is a party to, nor will it be a party to, any swap agreement whereby a Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

      5.19. CONFLICTING AGREEMENTS. No provision of any material mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

      5.20. APPLICATION OF CERTAIN LAWS AND REGULATIONS. No Borrower nor any Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      5.21. BUSINESS AND PROPERTY OF BORROWER. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than the retail and wholesale sale of perfumes and activities necessary to conduct the foregoing. On the Closing Date, Borrowers will own all the property and will possess all of the rights and Consents necessary for the conduct of the business of Borrowers.

      5.22. CREDIT CARD AGREEMENTS. Set forth in Schedule 5.22 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among each Borrower, any of its affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by each Borrower under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom a Borrower has entered into one of the Credit Card Agreements set forth on
Schedule 5.22 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section 5.22 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the applicable Borrower and to the best of such Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Each Borrower, as applicable, and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrower such to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Credit Card Agreements.


VI.   AFFIRMATIVE COVENANTS.

      Until payment in full of the Obligations and termination of this
Agreement:

      6.1. PAYMENT OF FEES. Each Borrower shall pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Account as provided for in

Section 2.5(a)(ii). Lender may, without making demand, charge the account of Borrowers for all such fees and expenses.

      6.2. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS. Each Borrower shall (a) conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

      6.3. VIOLATIONS. Each Borrower shall promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which may have a Material Adverse Effect on Borrowers, taken as a whole.

      6.4. GOVERNMENT RECEIVABLES. Each Borrower shall take all steps necessary to protect Lender's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

      6.5. TANGIBLE NET WORTH. Borrowers shall maintain, on a consolidated basis, as at the end of each fiscal quarter (July 31, October 31, January 31 and April 30 in any given year), a Tangible Net Worth in an amount no less than $27,000,000, which amount shall be increased at the end of each fiscal year by fifty (50%) percent of the Net Income of the Borrowers.

      6.6. FIXED CHARGE COVERAGE RATIO. Borrowers shall maintain, on a consolidated basis, as at the end of each fiscal quarter (July 31, October 31, January 31 and April 30 in any given year), a Fixed Charge Coverage Ratio not less than the amounts set forth below for each computation period as set forth below:

             Minimum Fixed
              Charge Ratio         Date             Computation Period
             -------------         ----             ------------------
                   0.60         07/31/2000         3 months ending 07/31/2000
                   1.00         10/31/2000         3 months ending 10/31/2000


                   1.00         01/31/2001              12 months ending 01/31/2001
                   1.00         04/30/2001              12 months ending 04/30/2001
                   1.00         07/31/2001              12 months ending 07/31/2001
                   1.00         10/31/2001              12 months ending 10/31/2001
                   1.05         01/31/2002              12 months ending 01/31/2002
                   1.05         04/30/2002              12 months ending 04/30/2002
                   1.05         07/31/2002              12 months ending 07/31/2002
                   1.05         10/31/2002              12 months ending 10/31/2002
                   1.10         as of the end of        12 months ending as of the end
                                each fiscal quarter        of the applicable fiscal quarter
                                after 1/31/2003


      6.7. LEVERAGE RATIO. Borrowers shall maintain, on a consolidated basis, as at the end of each fiscal quarter (July 31, October 31, January 31 and April 30 in any given year), a Leverage Ratio not more than the amounts set forth below for each computation period set forth below:

            Minimum Leverage
               Charge Ratio              Date                    Computation Period
            ----------------             ----                    ------------------

                  6.5 to 1            7/31/2000                  12 months ending  7/31/2000
                  7.0 to 1            10/31/2000                 12 months ending 10/31/2000
                  5.0 to 1            1/31/2001                  12 months ending  1/31/2001
                  5.0 to 1            as of the end of           12 months ending as of the end
                                      each fiscal quarter           of the applicable fiscal
                                      after 1/31/2001               quarter


      6.8. EXECUTION OF SUPPLEMENTAL INSTRUMENTS. Each Borrower shall execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may request, in order that the full intent of this Agreement may be carried into effect.

      6.9. PAYMENT OF INDEBTEDNESS. Each Borrower shall pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

      6.10. STANDARDS OF FINANCIAL STATEMENTS. Each Borrower shall cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11 and 9.12 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and absence of notes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

      6.11. YEAR 2000 COMPLIANCE. Each Borrower shall be fully Year 2000 Compliant at all times.

      6.12. CREDIT CARD AGREEMENTS. Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, a Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; PROVIDED, THAT, such Borrower shall give Lender not less than fifteen
(15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Lender may request) and (ii) such Borrower delivers, or causes to be delivered to Lender, a Credit Card Acknowledgment in favor of Lender; (e) give Lender immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

         6.13. KEY-MAN LIFE INSURANCE. Borrowers shall maintain with an insurance company or companies acceptable to Lender, key-man life insurance policies in the aggregate face amount of not less than $2,500,000 insuring the life of each of Ilia Lekach and Jerome Falic, respectively. All such life insurance policies owned and maintained by Borrowers shall designate a Borrower as owner and shall be assigned to Lender as collateral security for the Obligations. The proceeds payable to Lender, as assignee, under said insurance policies in the event of the death of Ilia Lekach or Jerome Falic, as the case may be, shall at no time be less than the amount of $2,500,000, with respect to each individual. So long as any of the Obligations remains outstanding, without the prior written consent of Lender, Borrowers shall not (a) amend or modify said insurance policies, (b) take any action to affect the face amount of said insurance policies, or (c) borrow any amount against such policies or take any action to affect the cash surrender value of such policies which would cause the aggregate proceeds payable to Lender, as assignee, from all such policies (i) in the event of the death of Ilia Lekach to be less than $2,500,000 and (ii) in the event of the death of Jerome Falic to be less than $2,500,000. In the event of the death of Ilia Lekach or Jerome Falic, as the case may be, all proceeds of the insurance policies required by this Section 6.13 shall be applied in respect of the Obligations in such order and manner as Lender, in its sole discretion, determines.


VII.  NEGATIVE COVENANTS.

      No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

      7.1. MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS.

           (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; EXCEPT THAT, a Borrower may merge with any other Borrower provided that Borrowers provide Lender with thirty (30) days' prior written notice.

           (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business or as otherwise permitted herein.

      7.2. CREATION OF LIENS. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

      7.3. GUARANTEES. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender) except (a) as disclosed on SCHEDULE 7.3, and (b) the endorsement of checks in the ordinary course of business.

      7.4. INVESTMENTS. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

      7.5. LOANS. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) loans outstanding as of the date hereof as set forth on Schedule 7.5 (so long as the aggregate principal amount of such loans does not exceed $200,000) and loans to employees in the ordinary course of business not to exceed the aggregate amount of $100,000 outstanding at any one time; (c) advances to suppliers, in the ordinary course of business, not to exceed an aggregate amount of $10,000,000 outstanding at any one time PROVIDED THAT, not more than an aggregate amount of $5,000,000 of such advances shall be outstanding for more than 120 days after the date of making of such advances to any supplier, and (d) advances, loans or extensions of credit made from one Borrower to another Borrower in the ordinary course of business consistent with historical practices.

      7.6. CAPITAL EXPENDITURES. Contract for, purchase or make any expenditure or commitments for (a) fixed or capital assets for the fiscal year ending January 31, 2001 in an amount in excess of $4,000,000 (excluding capitalized leases) and (b) capital leases in an amount in excess of $4,000,000 provided that such capital leases relates to the lease by Borrowers of a new point of sale system. For the fiscal year ending January 31, 2002 and for each fiscal year thereafter, Borrower shall not contract for, purchase or make any such expenditures or commitments without Lender's prior consent, which consent shall not be unreasonably withheld, PROVIDED THAT, such expenditures and commitments shall be consistent with the Projected Operating Budget for such fiscal year as delivered to Lender in accordance with the terms of this Agreement.

      7.7. DIVIDENDS. Without the prior written consent of Lender, declare, pay or make any dividend or distribution on any capital stock of any Borrower (other than dividends or distributions payable in capital stock, or split-ups or reclassifications of its capital stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any capital stock, or of any options to purchase or acquire any such capital stock of such Borrower.

      7.8. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lender, (ii) Indebtedness outstanding as of the date hereof as set forth on
Schedule 7.8 hereof, and (iii) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof.

      7.9. NATURE OF BUSINESS. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted herein purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

      7.10. TRANSACTIONS WITH AFFILIATES. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

      7.11. LEASES. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed in any one fiscal year 105% of the amount of annual rental payments for all leased property for such fiscal year as set forth in the Projected Operating Budget for such fiscal year.

      7.12. SUBSIDIARIES.

           (a) Form any Subsidiary.

           (b) Enter into any partnership, joint venture or similar arrangement.

      7.13. FISCAL YEAR AND ACCOUNTING CHANGES. Change its fiscal year from the Saturday closest to January 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

      7.14. PLEDGE OF CREDIT. Now or hereafter pledge Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrowers' business as conducted on the date of this Agreement.

      7.15. AMENDMENT OF CERTIFICATE OF INCORPORATION OR BY-LAWS. Amend, modify or waive any term or material provision of its Certificate of Incorporation or By-Laws unless such amendment, modification or waiver would not have a Material Adverse Effect upon such Borrower.

      7.16. COMPLIANCE WITH ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d); (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code; (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code; (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d); (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event; (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan; (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

      7.17. PREPAYMENT OF INDEBTEDNESS. At any time, directly or indirectly, prepay any Indebtedness (other than to Lender), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower.

      7.18. ADDITIONAL BANK ACCOUNTS. No Borrower shall, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 2.5 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written notice to Lender and subject to such conditions thereto as Lender may establish including the delivery of a letter to the applicable bank notifying such bank to only take instructions from Lender and to deliver the proceeds from such bank to the Blocked Accounts, and (b) as to any accounts used by any Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

      7.19. ADDITIONAL LOANS AND INVESTMENTS BY ORIGINAL OWNER. Notwithstanding anything to the contrary contained herein, (a) from and after the date hereof, Original Owner may make additional cash equity capital contributions and/or loans to the Borrowers (the "Additional Investments"). Original Owner and Borrowing Agent shall provide Lender with written notice of each such Additional Investment and on a quarterly basis, a summary of the outstanding amount of all such Additional Investments; and (b) so long as no Default exists and is continuing and Borrowers have Undrawn Availability of not less than $1,000,000 after giving effect to any such repayment or redemption as permitted below, Borrowers may repay or redeem any such Additional Investments, PROVIDED THAT, in each instance, Borrowing Agent provides Lender with no less than five (5) Business Days prior written notice of any such repayment or redemption; and, as of the date of each such repayment or redemption, Borrowing Agent provides a written certification to Lender that no Default exists and is continuing, or would exist after giving effect to such repayment or redemption, and that Borrowers have Undrawn Availability of not less than $1,000,000 after giving effect to such repayment or redemption.


VIII. CONDITIONS PRECEDENT.

      8.1. CONDITIONS TO INITIAL ADVANCES. The agreement of Lender to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

           (a) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment, copy or other receipt of the foregoing and satisfactory evidence of each such filing, registration or recordation;

           (b) PROCEEDINGS OF EACH BORROWER. Lender shall have received, in form and substance satisfactory to Lender, a copy of the resolutions authorizing (i) the execution, delivery and performance of this Agreement and the Other Documents, any related agreements (collectively the

"Documents") and (ii) the granting by each Borrower of the Liens upon the Collateral in favor of Lender, in each case certified by the Secretary or Assistant Secretary of such Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

           (c) INCUMBENCY CERTIFICATES OF BORROWER. Lender shall have received, in form and substance satisfactory to Lender, a certificate of the Secretary or Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing this Agreement and any of the other Documents or any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Manager;

           (d) CERTIFICATES. Lender shall have received, in form and substance satisfactory to Lender, a copy of the Certificate of Incorporation or other charter documents of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-laws of each Borrower, and all agreements of each Borrower's stockholders certified as accurate and complete by the Secretary or Assistant Secretary of such Borrower.

           (e) GOOD STANDING CERTIFICATES. Lender shall have received, in form and substance satisfactory to Lender, good standing certificates for each Borrower dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of each such Borrower's business activities or the ownership of its properties necessitates qualification;

           (f) LEGAL OPINIONS. Lender shall have received the executed legal opinion of Greenberg Traurig, P.A. in form and substance reasonably satisfactory to Lender, the executed legal opinions of Borrowers' counsel which shall cover such matters incident to the transactions contemplated by this Agreement and related agreements as Lender may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender;

           (g) NO LITIGATION. (i) Except as set forth on Schedule 5.8(b), no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower against the officers or directors of any Borrower (A) in connection with the Documents or any of the Transactions and which, in the reasonable opinion of Lender, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Borrowers, taken as a whole; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

           (h) FINANCIAL CONDITION CERTIFICATES. Lender shall have received executed Officers Certificates in form and substance reasonably satisfactory to Lender, certifying the solvency of

Borrowers individually and on a consolidated basis, after giving effect to the Transactions and the Indebtedness contemplated hereby and as to each Borrower's financial resources and its ability to meet its obligations and liabilities as they become due, to the effect that as of the Closing Date and after giving effect to the Transactions:

               (i) the assets of Borrowers individually and on a consolidated basis, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Borrowers individually and on a consolidated basis;

               (ii) current projections which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect Borrowers' good faith judgment based on present circumstances that Borrowers will have sufficient cash flow to enable each to pay its debts as they mature; and

               (iii) No Borrower has an unreasonably small capital base with which to engage in its anticipated business.

For purposes of this subsection (i), the "fair valuation" of the assets of each Borrower shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions;

           (i) COLLATERAL EXAMINATION. Lender shall have completed Collateral examinations and received any required appraisals, the results of which shall be satisfactory in form and substance to Lender, of the Receivables, Inventory and General Intangibles, of each Borrower and all books and records in connection therewith;

           (j) FEES. Lender shall have received all fees payable to Lender on or prior to the Closing Date pursuant to Article III hereof;

           (k) PRO FORMA FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION. Lender shall have received, in form and substance satisfactory to Lender, a copy of the Pro Forma Financial Statements, a copy of a pro forma statement of sources and uses of cash as of the Closing Date, and a current summary inventory report and aging of accounts receivable and accounts payable for Borrowers which shall be satisfactory in all respects to Lender;

           (l) OTHER DOCUMENTS. Lender shall have received all Other Documents, each in form and substance satisfactory to Lender including, without limitation, an original Guaranty of the Borrowers' Obligations to Lender executed by Original Owner, together with financial statements of Original Owner, satisfactory to Lender, reflecting a minimum shareholder equity of $50,000,000 and liquid assets (including, but not limited to, cash and marketable securities) of $20,000,000 for

Original Owner (each having been adjusted to value the shares of Envision Development Corporation to current market value);

           (m) INSURANCE. Lender shall have received in form and substance satisfactory to Lender, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Lender as a co-insured;

           (n) PAYMENT INSTRUCTIONS. Lender shall have received, in form and substance satisfactory to Lender, written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

           (o) BLOCKED ACCOUNTS. Lender shall have received, in form and substance satisfactory to Lender, duly executed agreements establishing the Blocked Accounts with a financial institution acceptable to Lender for the collection or servicing of the Receivables and proceeds of the Collateral;

           (p) CONSENTS. Lender shall have received, in form and substance satisfactory to Lender, any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Lender and its counsel shall deem reasonably necessary;

           (q) NO ADVERSE MATERIAL CHANGE. (i) Since January 31, 2000, there shall not have occurred (w) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of the Borrowers, taken as a whole, (x) any material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (y) any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on the Borrowers, taken as a whole, and (z) any material deviation from the forecasts furnished to Lender with respect to the Borrowers, taken as a whole, and (ii) no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect;

           (r) CONTRACT REVIEW. Lender shall have reviewed all material contracts of Borrowers including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be reasonably satisfactory in all respects to Lender;

           (s) CLOSING CERTIFICATE. Lender shall have received, in form and substance satisfactory to Lender, a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) such Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

           (t) BORROWING BASE. Lender shall have received, in form and substance satisfactory to Lender, a Borrowing Base Certificate sufficient to support the Advances in the amount requested by Borrowers on the Closing Date;

           (u) UNDRAWN AVAILABILITY. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least $3,000,000;

           (v) OTHER. Lender shall have received in form and substance satisfactory to Lender, evidence of all company and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Lender;

           (w) CREDIT CARD ACKNOWLEDGMENTS. Lender shall have received Credit Card Acknowledgments in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors; and

           (x) ARMORED CARD COMPANY AGREEMENTS. Lender shall have received, in form and substance satisfactory to Lender, an agreement by the Armored Car Companies acknowledging the security interests of Lender in the Collateral, waiving any security interest, lien or other claim to cash and other items delivered by any Borrower to the Armored Car Companies, agreeing to send all such cash and other items received by them only to the Blocked Accounts and to otherwise follow the instructions of Lender with respect thereto upon Lender's request, in each case duly authorized, executed and delivered by the Armored Car Companies.

      8.2. CONDITIONS TO EACH ADVANCE. The agreement of Lender to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

           (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by each Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent made as of a specific date;

           (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated by the Acquisition Agreement; PROVIDED, HOWEVER that Lender, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

           (c) MAXIMUM ADVANCES. In the case of any Advances requested to be made, after giving effect thereto, the Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrowing Agent hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.


IX.   INFORMATION AS TO BORROWERS.

      Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

      9.1. DISCLOSURE OF MATERIAL MATTERS. Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

      9.2. SCHEDULES. Deliver to Lender Inventory reports (1) not later than the third Business Day of each week for the immediately preceding week during the months of October through and including January for each year of the Term, and
(2) not later than the third Business Day of each month for the immediately preceding month during the months of February through and including September for each year of the Term; PROVIDED THAT, during the months of February through and including September for each year of the Term, if the Undrawn Availability is at any time less than $5,000,000, then so long as such condition shall exist, Borrowers shall deliver Inventory reports to Lender on the third Business Day of each two week period, for the immediately preceding two week period and if the Undrawn Availability is at any time less than $2,000,000, then so long as such condition shall exist, Borrowers shall deliver such Inventory reports to Lender not later than the third Business Day of each week period for the immediately preceding week period. In addition, (a) deliver to Lender on or before the fifteenth (15th) day of each month as and for the prior month, or more frequently as Lender may require from time to time, accounts receivable agings, accounts payable schedules and a certification duly signed by an officer of Borrowing Agent that all obligations of the Borrowers under all real or personal property leases have been paid, and (b) deliver to Hilco/Great American or such other person as Lender may direct, from time to time, not later than the third Business Day of each month a summary report of the Borrowers' Inventory, prepared by category. In addition to and not in limitation of the foregoing, Borrowers shall deliver to Lender at such intervals as Lender may reasonably require: (i) copies of Customer's invoices, (ii) evidence of shipment or delivery, and (iii) such further schedules, documents and/or information


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regarding the Collateral as Lender may require including, without limitation, trial balances and test verifications. Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form reasonably satisfactory to Lender and executed by Borrowers and delivered to Lender from time to time solely for Lender's convenience in maintaining records of the Collateral, and Borrowers' failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender's security interest with respect to the Collateral.

      9.3. ENVIRONMENTAL REPORTS. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President and/or Chief Financial Officer of each Borrower stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

      9.4. LITIGATION. Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may have a Material Adverse Effect on the Borrowers, taken as a whole.

      9.5. MATERIAL OCCURRENCES. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower which might have a Material Adverse Effect; in each case describing the nature thereof and the action such Borrower proposes to take with respect thereto.

      9.6. GOVERNMENT RECEIVABLES. Notify Lender immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

      9.7. ANNUAL FINANCIAL STATEMENTS. Furnish Lender within one hundred twenty
(120) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidated


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and consolidating basis, including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm and satisfactory to Lender (the "Accountants"). The audit report of such accounting firm shall be accompanied by a statement of such accounting firm certifying that
(i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6 and 6.7. In addition, the reports shall be accompanied by a certificate of the President and/or Chief Financial Officer of Borrowers which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6 and 6.7 hereof.

      9.8. MONTHLY FINANCIAL STATEMENTS. Furnish Lender within thirty (30) days after the end of each month, an unaudited balance sheet of Borrowers and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the President and/or Chief Financial Officer of Borrowers, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6 and 6.7 hereof.

      9.9. OTHER REPORTS. Furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as any Borrower shall send to its stockholders.

      9.10. ADDITIONAL INFORMATION. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Borrowers including, without limitation and without the necessity of any request by Lender, (a) at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any


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



Borrower's closing of any existing office or place of business, and (b) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which Borrower is bound.

      9.11. PROJECTED OPERATING BUDGET. Furnish Lender, no later than thirty
(30) days prior to the beginning of Borrowers' fiscal years commencing with fiscal year 2001, a month by month projected operating budget and cash flow of Borrowers, on a consolidated and consolidating basis, for such fiscal year (including an income statement, statements of cash disbursements, cash collections and borrowing base projections for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Borrowers to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

      9.12. NOTICE OF SUITS, ADVERSE EVENTS. Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and
(iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

      9.13. ERISA NOTICES AND REQUESTS. Furnish Lender with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which any such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which any such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable


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determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

      9.14. ADDITIONAL DOCUMENTS. Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X.    EVENTS OF DEFAULT.

      The occurrence of any one or more of the following events shall constitute an "Event of Default":

      10.1. failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or in any Other Document when due;

      10.2. any representation or warranty made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

      10.3. failure by any Borrower to (i) furnish financial information when due, or when requested by Lender within a reasonable time after such request, or
(ii) permit the inspection of its books or records;

      10.4. issuance of a notice of Lien (other than a Permitted Encumbrance), levy, assessment, injunction or attachment against a material portion of any Borrower's property;

      10.5. failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Borrower and Lender;



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      10.6. any judgment or judgments involving liability in the aggregate amount of more than $250,000 is rendered or judgment liens filed against any Borrower which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record, or which at any time thereafter is unstayed;

      10.7. any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing; EXCEPT THAT with respect to Section 10.7(vi) above, so long as a petition is pending against any Borrower, Lender shall have no obligation whatsoever to make any loans or advances or provide financial accommodations to any Borrower hereunder;

      10.8. any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

      10.9. any Affiliate of any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

      10.10. any change in the Borrowers condition or affairs (financial or otherwise) which, taken as a whole, in Lender's reasonable opinion, materially impairs the Collateral;

      10.11. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

      10.12. a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which causes, with respect to the Borrowers taken as a whole, a Material Adverse Effect which default is not cured or waived by the non-defaulting party within thirty (30) days of its occurrence;

      10.13. any Change of Ownership or Change of Control shall occur;


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      10.14. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Lender;

      10.15. if (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of any Borrower, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) issue a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent which could have a Material Adverse Effect on the Borrowers, taken as a whole;
(ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute reasonably acceptable to Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement could have a Material Adverse Effect on the Borrowers, taken as a whole;

      10.16. any portion of the Collateral shall be seized or taken by a Governmental Body or any Borrower or the title and rights of any such Borrower or any other Person with respect to any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Lender exercised in good faith, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

      10.17. an event or condition specified in Sections 7.16 or 9.13 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the reasonable opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, could have a Material Adverse Effect on the Borrowers taken as a whole.


XI.   LENDER'S REMEDIES AFTER DEFAULT.

      11.1. RIGHTS AND REMEDIES. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lender to make Advances shall be deemed terminated; and (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make Advances. Upon the occurrence of any Event of Default, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Lender may enter any Borrower's premises or other premises without legal process and without incurring liability to any


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Borrower therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Borrowers to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrowers. In connection with the exercise of the foregoing remedies, Lender is granted permission, without charge, to use all of each Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain jointly and severally liable to Lender therefor.

      11.2. LENDER'S DISCRETION. Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender's rights hereunder.

      11.3. SETOFF. In addition to any other rights which Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Lender shall have a right to apply each Borrower's property held by Lender or by the Bank to reduce the Obligations.

      11.4. RIGHTS AND REMEDIES NOT EXCLUSIVE. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


XII.  WAIVERS AND JUDICIAL PROCEEDINGS.

      12.1. WAIVER OF NOTICE. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all in struments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral


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received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

      12.2. DELAY. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

      12.3. JURY TRIAL WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII. EFFECTIVE DATE AND TERMINATION.

      13.1. TERM. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by either party at the end of such initial Term or any successive Term by giving the other party sixty (60) days prior written notice. Borrowers may terminate this Agreement at any time upon sixty (60) days' prior written notice upon payment in full of the Obligations. In the event that the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Prepayment Date"), Borrowers shall pay to Lender an early termination fee in an amount equal to the Required Percentage of the Maximum Loan Amount. For the purposes hereof, the Required Percentage shall mean the product of one percent (1%) multiplied by the number of years, whole or partial, remaining until the end of the then current Term.

      13.2. TERMINATION. The termination of the Agreement shall not affect Borrowers' or Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions


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entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The Liens and rights granted to Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrowers have been paid or performed in full after the termination of this Agreement or Borrowers have furnished Lender with an indemnification satisfactory to Lender with respect thereto. Accordingly, each Borrower waives any rights which it may have under Section 9-504(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrowers, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.


XIV.  INTERRELATED BUSINESSES; BORROWING AGENCY.

      14.1. INTERRELATED BUSINESSES. Borrowers hereby represent and warrant to Lender that (a) Borrowers make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers share an identity of interests such that any benefit received by any one of them benefits the others; (b) certain of Borrowers render services to or for the benefit of other Borrowers, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers (including, INTER ALIA, the payment by Borrowers of creditors of the other Borrowers and guarantees by Borrowers of indebtedness of the other Borrowers and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers), and (c) Borrowers have centralized accounting and legal service, common officers and directors and are identified to creditors as a single economic and business enterprise doing business as "Perfumania."

      14.2. BORROWING AGENCY PROVISIONS.

           (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

           (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Lender shall not incur liability to Borrowers as a result thereof. To induce Lender to do so and in consideration thereof, each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage


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or injury asserted against Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from Borrowing any other action taken by Lender with respect to this Section 14.2 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

           (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Borrower, the release by Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

      14.3. WAIVER OF SUBROGATION. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.

XV.   MISCELLANEOUS.

      15.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made, at Lender's option, by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 15.6 and service so made shall be deemed completed seven (7) days after the same shall have been so deposited in the mails of the United States of America, by overnight mail directed to Borrowing Agent at its address set forth in Section 15.6 and service so made shall be deemed made when deposited with the overnight mail carrier, by telecopy (confirmed by mail) directed to Borrowing Agent at the telecopy number set forth in Section 15.6 and service so made shall be deemed to be made when confirmed by a telecopy confirmation sheet indicating receipt by the telecopier number of the party served, or by service upon Borrowing Agent. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.


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Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS. Any judicial proceeding by any Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

      15.2. ENTIRE UNDERSTANDING. This Agreement and the documents executed concurrently herewith contain the entire understanding among Borrowers and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrowers' and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

      15.3. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.

           (a) This Agreement shall be binding upon and inure to the benefit of each Borrower, Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

           (b) Lender may sell, assign or transfer all or any part of its rights under this Agreement to other financial institution(s) (each, a "Purchasing Lender"), PROVIDED THAT, Borrowing Agent is given notice of such sale, assignment or transfer as soon as practicable and Purchasing Lender agrees in writing to perform the obligations of the Lender hereunder. In addition, each Borrower acknowledges that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security


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interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

           (c) Each Borrower hereby authorizes Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in Lender's possession concerning any Borrower which has been delivered to Lender by or on behalf of any Borrower pursuant to this Agreement or in connection with Lender's credit evaluation of any Borrower.

      15.4. APPLICATION OF PAYMENTS. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrowers make a payment or Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

      15.5. INDEMNITY. Each Borrower shall indemnify Lender and each of its officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified.

      15.6. NOTICE. Any notice or request hereunder may be given to Borrowing Agent on behalf of Borrowers or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier,
(c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail, in each case



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addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:


           (A)   If to Lender at:   GMAC COMMERCIAL CREDIT LLC
                                    100 Ashford Center North
                                    Suite 520
                                    Atlanta, Georgia 30338
                                    Attention: Ms. Kristy Loucks, Vice President
                                    Telephone: 770 698-5104
                                    Telecopy:  770 698-5960

                  with copy to:     GMAC COMMERCIAL CREDIT LLC
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Attention:  Corporate Loan Administration
                                                Mr. Frank Imperato
                                                Senior Vice President
                                    Telephone:  212 408-7026
                                    Telecopier: 212 408-7162

         (B)     If to Borrowing
                 Agent at:          PERFUMANIA, INC.
                                    11701 N.W. 101st Road
                                    Miami, Florida 33178
                                    Attention:  Mr. Donovan Chin
                                    Telephone:  305 889-1703
                                    Telecopier: 305 888-0628


      15.7. SURVIVAL. The obligations of Borrowers under Sections 3.6, 3.8 and
15.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

      15.8. SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

      15.9. EXPENSES. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrowers, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' account and shall be part of the Obligations.


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      15.10. INJUNCTIVE RELIEF. Each Borrower recognizes that, in the event any
Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

      15.11. CONSEQUENTIAL DAMAGES. Neither Lender nor any agent or attorney for Lender shall be liable to Borrowers for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

      15.12. CAPTIONS. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

      15.13. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of and by different parties hereto, on separate counterparts, all of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      15.14. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.






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         Each of the parties has signed this Agreement as of the day and year first above written.

                                      PERFUMANIA, INC.

                                      By: /s/ Jerome Falic
                                         ------------------------------
                                      Its: President
                                          -----------------------------

                                      Address: 11701 N.W. 101st Road
                                               Miami, Florida 33178

                                      PERFUMANIA PUERTO RICO, INC.

                                      By: /s/ Jerome Falic
                                         ------------------------------
                                      Its: Vice President
                                          -----------------------------

                                      Address: 11701 N.W. 101st Road
                                               Miami, Florida 33178

                                      MAGNIFIQUE PARFUMES AND
                                         COSMETICS, INC.

                                      By: /s/ Jerome Falic
                                         ------------------------------
                                      Its: Vice President
                                          -----------------------------

                                      Address: 11701 N.W. 101st Road
                                               Miami, Florida 33178

                                      TEN KESEF II, INC.

                                      By: /s/ Jerome Falic
                                         ------------------------------
                                      Its: Vice President
                                          -----------------------------

                                      Address: 11701 N.W. 101st Road
                                               Miami, Florida 33178

                                      GMAC COMMERCIAL CREDIT LLC,

                                      By: /s/ Joseph Grimaldi
                                         ------------------------------
                                      Its: President
                                          -----------------------------

                                      1290 Avenue of the Americas
                                      New York, New York 10104



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